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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


DURABLE HOMES, INC., a Nevada Corporation
PETERS RANCHLAND COMPANY, INC., a Delaware Corporation
J.M. PETERS NEVADA, INC., a Delaware Corporation
NEWPORT DESIGN CENTER, INC., a California Corporation
BAY HILL ESCROW, INC., a California Corporation
CAPITAL PACIFIC COMMUNITIES, INC., a Delaware Corporation
CAPITAL PACIFIC MORTGAGE, Inc., a Delaware Corporation
J.M. PETERS ARIZONA, INC., a Delaware Corporation
J.M. PETERS HOMES OF ARIZONA, INC., a Delaware Corporation
CLARK WILSON HOMES, INC., a Texas Corporation
CAPITAL PACIFIC HOMES, INC., a Delaware Corporation
FAIRWAY FINANCIAL COMPANY, a Texas Corporation
PARKLAND ESTATES, INC., a Delaware Corporation
J.M. PETERS CALIFORNIA, INC., a Delaware Corporation



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